UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2009

COMSYS IT PARTNERS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27792	56-1930691
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Post Oak Parkway, Suite 1800, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 386-1400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See discussion in Item 2.03 below, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 23, 2009, COMSYS IT Partners, Inc. (the "Company") and its U.S. subsidiaries entered into a Ninth Amendment to Credit Agreement with GE Business Financial Services Inc., as administrative agent and as a lender, and the other lenders named therein (the "Amendment"), pursuant to which the Company amended its credit facility.

Among other things, the Amendment provided for (i) a decrease in the Company’s borrowing capacity under its existing revolving credit facility from $160.0 million to $110.0 million, (ii) an extension of the maturity date for the facility of an additional two years to March 31, 2012, and (iii) increases in the applicable interest rates under the revolving credit facility to LIBOR plus a margin of 3.75% or, at the Company’s option, the prime rate plus a margin of 2.75%. The Amendment also permits the Company to make up to $10.0 million in stock redemptions and/or dividend payments in the aggregate subject to the terms and conditions specified.

The foregoing descriptions of the credit facilities are qualified in their entirety by the full text of the documents attached hereto as exhibits and incorporated by reference in this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Ninth Amendment to Credit Agreement, dated as of March 23, 2009

99.1 Press Release dated March 24, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

March 24, 2009	By:	Amy Bobbitt

Name: Amy Bobbitt
Title: Senior Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10.1	Ninth Amendment to Credit Agreement, dated as of March 23, 2009
99.1	Press Release dated March 24, 2009